CERTAIN CONFIDENTIAL INFORMATION HAS BEEN OMITTED AND FILED SEPARATELY
      WITH THE COMMISSION PURSUANT TO RULE 24b-2 AS INDICATED BY "[XXX]".


                               WET LEASE AGREEMENT



                                     N363PA
                                     N366PA
                                     N367PA





BETWEEN:                EXPRESS ONE INTERNATIONAL, INC.
                        a Delaware Corporation with principal offices at 3890 West Northwest Highway, Suite 700
                        Dallas, Texas 75220
                        214/902-2500 Telephone
                        214/395-0979 Fax

                        hereinafter referred to as "Express One"


AND                     WESTERN PACIFIC AIRLINES, INC.
                        2864 Circle Drive, Suite 1100
                        Colorado Springs, CO 80906
                        719-527-7370 Telephone
                        719-527-7480 Fax

                        hereinafter referred to as "WestPac"



Wet Lease Agreement                                                      Page 1

I.       SERVICES PROVIDED BY EXPRESS ONE
         --------------------------------

         A.       Air Transportation
                  ------------------

                  1. Commencing on the Effective Date as hereinafter defined under Article VI.A., Express One shall provide direct passenger and cargo air transportation for WestPac utilizing two B-727-200 aircraft from among, Registration Nos. N363PA, N366PA and N367PA ("Aircraft") in order to provide the services in Appendix A ("Services") which may from time to time be amended by mutual agreement of the parties.

                  2. Express One shall operate the said Services for WestPac during the term of this Agreement as set out in Article VI.A. and in the performance of such services shall furnish and maintain the Aircraft and employ adequate and efficient personnel in order to comply with all applicable statutes, rules and regulations of any government, governmental agency or airport in the countries in or to which the Services shall be provided.

                  3.       Express One represents that:

                           a. It has or will acquire all necessary certificates, authorization permits, landing rights, licenses and authority required to provide such Services.

                           b. The Aircraft to be used by Express One in the performance of the Services are in an airworthy condition and will at all times be operated and maintained in full compliance with all laws, regulations, operating authority, maintenance standards and specifications, rules and certificates which may be required for the performance of the Services hereunder.

                  4. Express One shall be solely responsible for and will pay for Aircraft; operating crews and associated costs (hotel, per diem, transportation, etc.); maintenance of the Aircraft; and insurance (hull, passenger liability, third-party liability, and war as described under Article IV of this Agreement).

                  5. In the event that WestPac indicates to Express One a desire to amend in any reasonable way the route or frequency of Express One's schedule contained in Appendix A, Express One shall use reasonable efforts to comply with and perform such amendments.

Wet Lease Agreement                                                      Page 2

         B.       Handling Services
                  -----------------

                  1. WestPac, through its contractors, shall provide and be solely responsible for the ground handling of Aircraft, passengers and cargo at all airports ("Handling Services").

                           Express One hereby acknowledges that WestPac has negotiated and concluded agreements with local handling companies for the Handling Services. WestPac will cause its Station Managers, whether they be WestPac employees or contractors, to satisfy all operational requirements established by Express One in conjunction with Express One's F.A.A. inspection and the Department of Transportation. Express One will provide training to the appropriate WestPac personnel.

                  2. WestPac shall provide Express One with a copy of the handling agreement prior to commencement of the Services by Express One and will confirm to Express One, in writing, that the provider of Handling Services at each airport served by Express One has been notified that WestPac is responsible for all costs. Any contract, relationship, claim, demand or dispute shall be made and dealt with directly between WestPac and the handling company.

II.      COMPENSATION
         ------------

         A. WestPac shall pay Express One, as compensation for the performance of the Services of Express One hereunder, the sums calculated according to the terms in Appendix B.

         B. Express One shall invoice WestPac on Friday of every week for operations completed in the immediately preceding 7 days. WestPac will wire transfer payment on such invoice on the immediately following Monday, provided WestPac has approved such invoice. WestPac acknowledges its representation that review of such invoices shall be given the highest priority with the expectations that invoices for flights shall be paid by wire transfer by close of business on the Monday following the Friday invoice submission. In the event any portion of an invoice is disputed, the undisputed portion shall not be delayed pending resolution of such dispute.

         C. In the event that Aircraft should be rerouted for reasons relating to a technical failure of the Aircraft, Express One shall bear the Aircraft operating costs, en

Wet Lease Agreement                                                      Page 3
                  route charges, landing fees, fuel, and block hour charges resulting from such rerouting.

III.     EXPRESS ONE'S INABILITY TO PERFORM
         ----------------------------------

         A. In the event that Express One is unable to perform the Services required hereunder with its Aircraft due to force majeure as defined in Article VII or due to other causes, including, without limitation, aircraft mechanical failure, scheduled maintenance, unavailability of parts, flight crews or mechanics, or the inability to operate Express One's aircraft to, from or between any point of transit covered by this Agreement due to failure to comply with, obtain, or maintain any certification, authority, registration, license or permit, then WestPac shall not be obligated to pay any fees for such Services and WestPac may make any reasonable or necessary arrangements at its own expense with other carriers to expeditiously transport its passengers and cargo to the destinations served by Express One under this Agreement.

         B. Any positioning flights of Express One's Aircraft required to continue the schedule shall be at the sole expense of Express One.

IV.      INSURANCE
         ---------

         Throughout  the term of this  Agreement,  Express One shall procure and
         maintain  in  full  force  and  effect  with   insurers  of  recognized
         responsibility who are reasonably acceptable to WestPac.

         A. Aviation Liability Insurance of the type and in the amounts usually carried by air carriers owning and operating similar aircraft but in no event less than US $700,000,000 per aircraft for any one accident. Such insurance shall name WestPac, its directors, officers, employees and agents as an Additional Insured.

         B. Aviation Hull Insurance in amounts covering the full value, with such deductibles as Express One shall deem appropriate, of all such aircraft. Such insurance shall contain a waiver of any recourse in favor of WestPac, its directors, officers, employees and agents in respect of any damages to the Aircraft arising out of or in any way connected with the performance of all flights under this Agreement, a breach of warranty clause and at least thirty (30) days' prior written notice of cancellation or change to coverage to WestPac.


Wet Lease Agreement                                                      Page 4

                  Express One shall furnish to WestPac proof of such compliance in the form of a certificate of insurance upon execution of this Agreement in the form of a Certificate of Insurance.

V.       INDEMNITY
         ---------

         A. Express One shall defend, indemnify and hold WestPac harmless against any and all liability losses and costs suffered by WestPac and arising out of:

                  1. claims for death of or injury to persons and for loss or destruction of or damage to any property, including cargo, freight or baggage, caused by, resulting from, or arising out of, or in any manner connected with, Express One's possession, maintenance, use or operation of the Aircraft.

                  2. theft, embezzlement or defalcation on the part of Express One or any of its employees or agents; or

                  3. the failure of Express One to comply strictly at all times with all applicable laws, enactments, regulations, ordinances, and rules of each country, state (or other subdivision), and municipality in which Express One performs Services hereunder with respect to any operation of Aircraft, tax, employer's liability, worker's compensation, social security and all such other laws, rules and regulations applicable and Services to be performed by Express One hereunder, and, when requested by WestPac, Express One shall furnish WestPac proof of such compliance.

         B. WestPac shall defend, indemnify and hold Express One harmless against any and all liability losses and costs suffered by Express One and arising out of any claims for injury and for loss of or damage to any passengers, cargo or baggage arising out of or in any manner connected with the gross negligence of WestPac, or its employees.

         C. The foregoing obligations of the parties to defend and indemnify each other shall survive any termination of this Agreement with respect to any event for which such defense and indemnity is required which occurs during this Agreement.


Wet Lease Agreement                                                      Page 5

VI.      DURATION
         --------

         A. The Agreement shall take effect on or about June 10, 1996, and shall continue until September 4, 1996. This Agreement may be renewed by mutual consent on a month-to-month basis.

         B. Either party may terminate this Agreement forthwith upon the occurrence of any of the following events:

                  1. where either party commits a breach of this Agreement which is not capable of remedy or, if capable, shall not have been remedied within seven (7) days of receiving a written notice of complaint from the other party, except for non receipt by Express One of payment, in which event Express One may either terminate this Agreement or suspend flying with 24 hours notice until such breach is remedied.

                  2. if either party shall, without the prior written consent of the other, attempt to assign or subcontract any of its material rights, duties or obligations hereunder in violation of the provisions of this Agreement.

         C. Notwithstanding anything to the contrary contained in this Agreement, WestPac may terminate this Agreement forthwith if Express One shall terminate or have terminated or have suspended any license, permit, authorization, certification, approval or permission of any governmental agency or airport authority required to legally operate its Aircraft for the purposes of providing the Services required to be performed hereunder to, for or between any of the locations listed in Appendix A, and such condition shall continue for a period of seven days.

         D. In the event of any early termination as a result of default by Express One, WestPac shall not be responsible for payment of any ferry charges under Appendix B.

VII.     FORCE MAJEURE
         -------------

         Except as provided elsewhere in this Agreement, a delay in or failure of performance of either party hereto shall not constitute default or basis for termination hereunder nor give right to any claim for damage if and to the extent such delay or failure is caused by occurrences beyond the control of the party affected including, but not limited to: riots, strikes, lockouts, civil commotion, existence or apprehension or imminence of war between any nations, civil wars, blockade, hijacking, embargo, acts of God, fire, flood,

Wet Lease Agreement                                                      Page 6
         fog, frost, ice, epidemics, quarantine, or any similar cause beyond the control of the party affected and which by exercise of reasonable diligence said party is unable to prevent.

         The party so affected shall give to the other party prompt notice of any such event of force majeure, and shall use its best efforts to minimize the extent and effect of any such event which cannot be overcome by due diligence.

         Notwithstanding any other provision of this Agreement, WestPac may terminate this Agreement or suspend or terminate this Agreement as to any route or flight segment if Express One is unable to perform its obligations hereunder with respect to such route or flight segment for a period of seven (7) days by reason of any event constituting a force majeure, and in such event of any early termination, WestPac shall not be responsible for payment of ferry charges under Appendix B.IV.

VIII.    CONFIDENTIALITY
         ---------------

         Express One agrees and undertakes that it shall not disclose to third parties during the term of this Agreement or at any time thereafter any information relating to the operations of WestPac without the prior written consent of WestPac.


IX.      WHOLE AGREEMENT
         ---------------

         This Agreement represents the entire Agreement. Any additions or amendment to this Agreement shall be agreed in writing.

X.       SEVERABILITY
         ------------

         Should any provision of this Agreement be unenforceable or invalid, the remaining provisions shall remain in full force and effect, and there shall be deemed to have been substituted for the enforceable or invalid provision which from an economic point of view comes closest to the purposes pursued by the unenforceable or invalid provision.

XI.      GOVERNING LAWS AND ARBITRATION
         ------------------------------

         All disputes arising in connection with this Agreement shall be settled by arbitration in Colorado by one or several arbitrators appointed in accordance with the rules of the American Arbitration Association and the laws of the State of Colorado and any

Wet Lease Agreement                                                      Page 7
         judgment upon the award rendered shall be final and binding and may be entered in any court having jurisdiction.

XII.     COUNTERPARTS
         ------------

         This Wet Lease Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

XIII.    HEADINGS
         --------

         All paragraph headings and captions are purely for convenience and will not affect the interpretation of this Agreement.

XIV.     NOTICES
         -------

         All communications to be given pursuant to this Agreement shall be in writing and given to the parties as follows:

         If to Express One          Express One International, Inc.
                                    3890 West Northwest Hwy, Suite 700
                                    Dallas, Texas  75220
                                    Stephen R. Thompkins, General Counsel
                                    214/902-2502 Telephone
                                    214/352-0979 Fax

         If to WestPac              Western Pacific Airlines, Inc.
                                    2864 Circle Drive, Suite 1100
                                    Colorado Springs, Colorado  80906
                                    Ed Beauvais, Chairman, President and CEO
                                    719-527-7370 Telephone
                                    719-527-7480 Fax


Wet Lease Agreement                                                      Page 8

         DATED this 28th day of May, 1996, in duplicate originals, each party acknowledging receipt of one original.

                                  EXPRESS ONE INTERNATIONAL, INC.
                                  Subject to final approval of the United States Bankruptcy Court for the Eastern District of Texas



                                  By: __________________________________________

                                  Its:   General Counsel
                                      __________________________________________


                                  WESTERN PACIFIC AIRLINES, INC.



                                  By:
                                  Its:



Wet Lease Agreement                                                      Page 9

                                   APPENDIX A



1.       SERVICE:  Air Transportation, Passenger and Cargo

         ROUTES AND SCHEDULE:

                                  [X]          [X]          [X]
                                  ---          ---          ---

         ARRIVE:                               [XX]         [XX]

         DEPART:                  [XX]         [XX]

                                  [X]          [X]          [X]
                                  ---          ---          ---

         ARRIVE:                               [XX]         [XX]

         DEPART:                  [XX]         [XX]

         All times are approximate and stated in local time for departure and destination airports.

         FREQUENCY:                    [X] Days Per Week

2.       AIRCRAFT:                     B727-200

         TYPE:                         Passenger

         REGISTRATION NO.:             N366 and N367

         CONFIGURATION:                158 Coach Seats



This Appendix A is effective from ________ __, 1996.


EXPRESS ONE INTERNATIONAL, INC.             WESTERN PACIFIC AIRLINES, INC.


By: _________________________               By: ___________________________

Title:     General Counsel                  Title: ________________________
      _______________________


Wet Lease Agreement                                                     Page 10

                                   APPENDIX B



I.       Charges

         WestPac will pay Express One [XXXX] per block hour.

II.      Inclusions

         The price includes items such as the Aircraft; operating crews and associated costs (hotel, per diem, transports, etc.), and insurance (hull, passenger liability, third-party liability and war as described under Article IV of this Agreement).

III.     Exclusions

         The above inclusions are not exhaustive, but specifically excludes items below where WestPac has responsibility for the supply and costs thereof:

         Aircraft de-icing; airport fees; cargo handling (which is transfer of cargo to/from the aircraft and its loading and off-loading); ramp, parking and landing fees; aircraft cleaning and toilet servicing; aircraft towing (except for maintenance); route charges; use of GPU; and fuel required to accomplish the flights described in Appendix A.

IV.      Ferry Flight Charges

         WestPac shall pay US [XXXXXXX] per block hour for the positioning of the Aircraft from and to COS. This charge shall be an all-inclusive price and is an exception with respect to the other conditions set forth in Appendix B III.

         This Appendix is effective from ________ __, 1996.

EXPRESS ONE INTERNATIONAL, INC.             WESTERN PACIFIC AIRLINES, INC.



By: _________________________               By: ___________________________

Title:     General Counsel                  Title: ________________________
      _______________________



Wet Lease Agreement                                                     Page 11